Consent of Independent Auditors



The Board of Directors
eVision USA.Com, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                     KPMG LLP


Denver, Colorado
November 12, 1999